EXHIBIT 99.1

United Energy Group Limited Commences US$76 Net Per Share Cash Tender Offer

For Preferred Stock of Transmeridian Exploration Incorporated

Houston, August 4, 2008 /PRNEWSWIRE/—United Energy Group Limited (HK: 467.HK) (“United Energy”) announced today that it is commencing a cash tender offer for all of the outstanding shares of 15% senior redeemable convertible preferred stock (CUSIP Nos. 89376N207; 89376N306) and 20% junior redeemable convertible preferred stock (CUSIP Nos. 89376N405; 89376N504) (together the “Preferred Stock”) of Transmeridian Exploration Incorporated (AMEX: TMY) (“Transmeridian”) for US$76.00 net per share in cash.

The tender offer is being made in accordance with the Investment Agreement, dated as of June 11, 2008 (as amended, the “Investment Agreement”), between United Energy and Transmeridian. United Energy has reached agreement with certain significant holders of Preferred Stock to acquire approximately 83% of the outstanding shares of 15% senior redeemable convertible preferred stock and approximately 74% of the outstanding shares of 20% junior redeemable convertible preferred stock (the “Purchase Agreements”). United Energy is commencing the tender offer to acquire the outstanding shares of Preferred Stock not subject to the Purchase Agreements. The tender offer is scheduled to expire at 12:00 midnight, New York City time, on Friday, August 29, 2008, unless extended. The withdrawal rights will expire at 12:00 midnight, New York City time, on Friday, August 29, 2008.

The Board of Directors of Transmeridian (the “Board”) has unanimously approved the Investment Agreement and the transactions contemplated thereby, including the tender offer, and recommends to the holders of Preferred Stock that they tender their shares of Preferred Stock into the tender offer. In arriving at its position, the Board gave careful consideration to a number of factors, including the fact that the closing of the tender offer is a condition to the closing of the transactions contemplated by the Investment Agreement, which the Board believes is in the best interests of Transmeridian. In addition, the tender offer represents an attractive option to holders of Preferred Stock in comparison to the current alternatives available to them. The Preferred Stock is not registered on any exchange or over-the-counter market and the trading volume of Preferred Stock has historically been very low. Transactions in the Preferred Stock that have occurred in the past have typically been effected in conditions where reliable market quotations have not been available. Since a holder of Preferred Stock may find it difficult to dispose of, or to obtain accurate quotations as to the market value of such securities, the Board considers the tender offer to be an attractive option to holders of Preferred Stock.

The terms and conditions of the tender offer are set forth in the Offer to Purchase, which will be mailed to each holder of Preferred Stock. The tender offer will be subject to a number of conditions, including (i) acceptance by holders of at least 90% of each series of Preferred Stock, including any shares of Preferred Stock to be purchased by United Energy under the Purchase Agreements, (ii) receipt of necessary government approvals, (iii) the approval by the holders of Transmeridian’s common stock and holders of United Energy’s ordinary shares of the matters described in the Offer to Purchase and (iv) the successful closing of Transmeridian Exploration Inc.’s concurrent exchange offer and consent solicitation.

The successful completion of the tender offer is a condition precedent to the completion of the transactions between United Energy and Transmeridian.

The Offer to Purchase and related tender offer documents have not been reviewed by, or filed with, any federal or state securities commission or regulatory authority, and no such commission or authority has passed upon the accuracy or adequacy of the Offer to Purchase or related tender offer documents. Any representation to the contrary is unlawful and may be a criminal offense.

Advisors

Shearman & Sterling LLP is acting as legal counsel to United Energy in relation to U.S. law. Citigroup Global Markets Inc. (“Citi”) is acting as exclusive financial advisor to United Energy and as dealer manager for the tender offer. For additional information regarding the terms of the tender offer, please contact Citi at (800) 558-3745 (Toll Free from the U.S.).

About United Energy Group Limited

United Energy is principally focused on the production of oil and natural gas, primarily targeting investments in oil and gas fields globally with proved or probable reserves and significant upside reserve potential. United Energy holds certain participating interests in an oilfield project in Bohai Bay Basin in the People’s Republic of China, and it is focused on geographical diversification from which it can form a portfolio of oil and gas resources in the People’s Republic of China, Kazakhstan and Russia.

About Transmeridian Exploration Incorporated

Transmeridian is an independent energy company established to acquire and develop oil reserves in the Caspian Sea region of the former Soviet Union. Transmeridian primarily targets fields with proved or probable reserves and significant upside reserve potential. Transmeridian currently has projects in Kazakhstan and southern Russia; its main asset is a 100% interest in the South Alibek field in western Kazakhstan.

Cautionary Statement

Transmeridian currently intends to solicit proxies for use at the 2008 annual meeting, or at any adjournment or postponement thereof, to vote in favor of approval and adoption of the Investment Agreement dated June 11, 2008, as amended, between Transmeridian and United Energy and certain other matters related to the consummation of the transactions contemplated thereby and to vote on any other matters that shall be voted upon at Transmeridian’s 2008 annual meeting of stockholders. On August 4, 2008, Transmeridian filed a preliminary proxy statement on Schedule 14A with the U.S. Securities and Exchange Commission (the “SEC”) in connection with this solicitation of proxies. All Transmeridian common stockholders are strongly encouraged to read the definitive proxy statement when it is available, because it will contain important information. Transmeridian common stockholders may obtain copies of the proxy statement and related materials, when they are available, for free at the SEC’s website at www.sec.gov.

The identity of people who, under SEC rules, may be considered “participants in a solicitation” of proxies from Transmeridian stockholders for use at Transmeridian’s 2008 annual meeting and a description of their direct and indirect interests in the solicitation, by security holdings or otherwise, are contained in the preliminary proxy statement on Schedule 14A that Transmeridian filed with the SEC on August 4, 2008.

This press release is provided for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any securities of Transmeridian or United Energy. Any offers to purchase or solicitation of offers to sell will be made only pursuant to an offer to purchase and related tender offer documents, which are being mailed by United Energy to holders of Preferred Stock. Holders of Preferred Stock are advised to read these documents and any other documents relating to the tender offer carefully and in their entirety because they will contain important information. Transmeridian stockholders may obtain copies of these documents for free by calling Global Bondholder Services Corporation, the information agent for the tender offer, at (866) 470-3700 (Toll Free from the U.S.).

This press release contains forward-looking statements. All statements contained in this press release that are not clearly historical in nature or that necessarily depend on future events are forward-looking, and the words “anticipate,” “believe,” “expect,” “estimate,” “plan” and similar expressions are generally intended to identify forward-looking statements. These statements are based on current expectations, estimates and projections of Transmeridian’s and United Energy’s management and currently available information. They are not guarantees of future performance, and investors are cautioned that all forward-looking statements involve certain risks and uncertainties that are difficult to predict and are based upon assumptions as to future events that may not prove to be accurate. Many factors could cause the actual results, performance or achievements of Transmeridian to be materially different from those that may be expressed or implied by such statements, including but not limited to those discussed in Transmeridian’s Annual Report on Form 10-K for the year ended December 31, 2007, as amended, and other filings with the SEC. Although Transmeridian and United Energy believe the assumptions underlying the forward-

looking statements contained herein are reasonable, there can be no assurance that the forward-looking statements included in this press release will prove to be accurate.

SOURCE United Energy Group Limited